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NEWS                                   [LOGO]     UNITED WISCONSIN
RELEASE                                           SERVICES, INC.

                                                  401 West Michigan Street
                                                  Milwaukee, WI 53201

                                                  For more Information
                                                  contact:

FOR IMMEDIATE RELEASE                       Tom Luljak
July 30, 1999                               Director, Corporate
                                            Communications
                                            (414) 226-5756

      UNITED WISCONSIN SERVICES AND BLUE CROSS & BLUE SHIELD
      UNITED OF WISCONSIN NAME HANSON CHIEF FINANCIAL OFFICER


     (Milwaukee, WI) -- United Wisconsin Services, Inc. (NYSE:UWZ) and Blue Cross & Blue Shield United of Wisconsin have named Gail L. Hanson chief financial officer. Hanson, who currently serves as vice president and treasurer of United Wisconsin Services and Blue Cross & Blue Shield United of Wisconsin, will assume her new duties on August 2.

     Hanson joined both companies in 1984 and currently oversees capital financing, investment and tax functions for the corporation. In announcing the appointment, Thomas R. Hefty, chairman, president and chief executive officer of United Wisconsin Services and Blue Cross & Blue Shield United of Wisconsin, said Hanson's experience makes her an excellent choice for the CFO position. "Gail has a detailed understanding of our organization's structure and most recently led both the American Medical Security spin-off and the Blue Cross & Blue Shield United of Wisconsin conversion efforts. She has played a key role in our specialty



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United Wisconsin/Blue Cross Names Hanson Chief Financial Officer -- Page 2

July 30, 1999



subsidiaries and in the creation and expansion of the United Wisconsin family of companies."

     A certified public accountant and a chartered financial analyst, Hanson earned a bachelor's degree in accounting from the University of Michigan in 1977. In 1990, she received a Master's in Business Administration from the University of Chicago. Hanson served as controller for the United Wisconsin Group subsidiaries before becoming treasurer in 1986 and a vice president of United Wisconsin Services in 1996. Prior to joining Blue Cross and United Wisconsin Services, Hanson was audit manager at Price Waterhouse.

     Hanson serves as secretary of the Financial Executives Institute and past chair of the Wisconsin Women's Business Initiative Corporation. She is also active in numerous other business and community service organizations.

     Hanson replaces C. Edward Mordy, who is retiring. Mordy has been with the company since 1985, and will act as a consultant to United Wisconsin Services and Blue Cross & Blue Shield United of Wisconsin following his retirement.

     United Wisconsin Services, Inc. is one of the nation's leading managed care companies, serving 1.8 million lives in 39 states. Headquartered in Milwaukee, United Wisconsin Services operates Wisconsin's largest HEALTH MAINTENANCE ORGANIZATION system. The company also has substantial SPECIALTY MANAGED CARE INSURANCE PRODUCTS and SPECIALTY MANAGED CARE SERVICES operations.

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United Wisconsin/Blue Cross Names Hanson Chief Financial Officer -- Page 2

July 30, 1999



     The SPECIALTY MANAGED CARE INSURANCE PRODUCTS division features a large dental HMO, group life and disability insurance and workers' compensation products. SPECIALTY MANAGED CARE SERVICES include managed behavioral health, health care information processing, consulting and cost containment, case management, health care accounts receivables, and prescription drug services. United Wisconsin Services' Internet address is HTTP://WWW.UWZ.COM

     Blue Cross & Blue Shield United of Wisconsin is the state's largest health insurer. Headquartered in Milwaukee, Blue Cross also operates regional service centers in Milwaukee, Fond du Lac, Eau Claire, Evansville, and Stevens Point. The Blue Cross Internet address is HTTP://WWW.BCBSUW.ORG





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